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                                  EXHIBIT 2.2
                                FUTURELINK CORP.


                             CERTIFICATE OF MERGER

                                       OF

                        FUTURELINK DISTRIBUTION, CORP.,
                             a Colorado corporation

                                 WITH AND INTO

                    FUTURELINK CALIFORNIA ACQUISITION CORP.,
                             a Delaware corporation

                       (Under Section 252 of the General
                   Corporation Law of the State of Delaware)


     FutureLink California Acquisition Corp., a Delaware corporation, hereby certifies that:

     1. The name and state of incorporation of each of the constituent corporations is as follows:

     (a) FutureLink Distribution, Corp., a Colorado corporation
("Distribution"); and

     (b) FutureLink California Acquisition Corp., a Delaware corporation ("Acquisition").

     2. The Agreement and Plan of Merger (the "Agreement and Plan of Merger"), dated as of August 1, 1999, among Acquisition and Distribution has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Section 252 (and with respect to Acquisition, by written consent of its sole stockholder in accordance with
Section 228) of the General Corporation Law of the State of Delaware.

     3. The name of the surviving corporation is FutureLink California Acquisition Corp. (the "Surviving Corporation"). The name of the Surviving Corporation shall be amended in the merger to be "FutureLink Corp."

     4. The Certificate of Incorporation of FutureLink California Acquisition Corp. as in effect immediately prior to the merger shall be amended as set forth in Exhibit A hereto and, as so amended, shall be the Certificate of Incorporation of the Surviving Corporation.

     5. The executed Agreement and Plan of Merger is on file at the principal place of business of the Surviving Corporation at 6 Morgan Street, Suite 116, Irvine, CA 92816.





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     6. A copy of the Agreement and Plan of Merger will be furnished by the
Surviving Corporation, on request and without cost, to any stockholder of any constituent corporation.

     7. The authorized capital stock of Distribution is as follows:


          CLASS                   NUMBER OF SHARES   PAR VALUE
          -----                   -----------------  ----------------
          Common Stock            100,000,000        $.0001
          Preferred Stock           5,000,000        No Par Value


IN WITNESS WHEREOF, FutureLink California Acquisition Corp. has caused this certificate to be signed as of the 15th day of October, 1999.


                    FutureLink California Acquisition Corp.



                    By: [signed: R. Kilambi]
                        ------------------------------
                    Name:  R. Kilambi
                    Title: C.F.O.